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                                                                    Exhibit 23.2



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-61148, 333-44230, 333-37916) of A.B. Watley Group Inc. and in
the related Prospectus and in the Registration Statements (Form S-8 No. 333-67014, 333-35340) pertaining to the Stock Option Plans of A.B. Watley Group Inc. of our report dated January 11, 2002, with respect to the consolidated financial statements of A.B. Watley Group Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2001.

                                               /s/ Ernst & Young LLP


New York, New York
February 12, 2002